CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of NovaBridge Biosciences of our report dated April 7, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in NovaBridge Biosciences's Annual Report on Form 20-F for the year ended December 31, 2025.

PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey

August 17, 2026